UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): November 17, 2005



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 5.02 Departure of Directors or Principal Officers; election of Directors; Appointment of Principal Officers.

     On November 18, 2005, NIKE, Inc. (the "Company"), issued a press release announcing that Timothy D. Cook has been appointed by the Company's Board of Directors to serve as a Director of the Company, effective November 17, 2005.

     Timothy D. Cook, age 44, is the Chief Operating Officer of Apple Computer, Inc. Mr. Cook joined Apple in February 1998 as Senior Vice President of Worldwide Operations and also served as Executive Vice President, Worldwide Sales and Operations. Mr. Cook was Vice President, Corporate Materials for Compaq Computer Corporation from 1997 to 1998. Previous to his work at Compaq, Mr. Cook served in the positions of Senior Vice President Fulfillment and Chief Operating Officer of the Reseller Division at Intelligent Electronics from 1994 to 1997. Mr. Cook also worked for International Business Machines Corporation from 1982 to 1994, most recently as Director of North American Fulfillment.


     There was no arrangement or understanding pursuant to which Mr. Cook was elected as a director, and there are no related party transactions between the Company and Mr. Cook. It is expected that Mr. Cook will serve on the Company's Compensation Committee.

     The press release issued on November 18, 2005 by the Company is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

   99.1    Press Release dated November 18, 2005.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  November 18, 2005
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                           Chief Financial Officer